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Exhibit 99.1

         CARDINAL STATE BANK
3710 University Drive
Suite 100
Durham, North Carolina 27707

APPOINTMENT OF PROXY
SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Stephen W. Harris, John W. Mallard, Jr. and W. Harold Parker, Jr. (the "Proxies"), or any of them, as attorneys-in-fact and proxies, with full power of substitution, to vote all shares of common stock of Cardinal State Bank (the "Bank") held of record by the undersigned on                        , 2008, at the Special Meeting of Shareholders of the Bank to be held at Hilton Durham, 3800 Hillsborough Road, Durham, North Carolina, at    o'clock, p.m., on                        , 2008, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this Appointment of Proxy be voted as follows on the proposals listed below:

1.
APPROVAL OF AGREEMENT AND PLAN OF REORGANIZATION: Proposal to approve the plan of merger whereby Cardinal State Bank will be merged with and into Yadkin Valley Bank and Trust Company.

☐  FOR                        ☐  AGAINST                          ☐  ABSTAIN

2.
APPROVAL OF ADJOURNMENT: Proposal to approve the adjournment of the Special Meeting to solicit additional proxies, if necessary.

☐  FOR                        ☐  AGAINST                          ☐  ABSTAIN

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS ABOVE. IN THE ABSENCE OF INSTRUCTIONS ON A PROPOSAL, THE PROXIES WILL VOTE SUCH SHARES "FOR" THAT PROPOSAL. THIS APPOINTMENT OF PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE BANK AN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE SPECIAL MEETING AND REQUESTING THE RIGHT TO VOTE IN PERSON.

Date:	, 2008

(SEAL)

(Signature)
(SEAL)

(Signature, if shares held jointly)

Instructions: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: TO ENSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY YOU WILL BE ABLE TO VOTE IN PERSON AT THE SPECIAL MEETING IF YOU SO DESIRE.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD
IN THE ENCLOSED ENVELOPE.

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  Exhibit 99.1